UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

(312) 436-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01     Other Events.

On December 13, 2012, USG Corporation, its subsidiary United States Gypsum Company (collectively “USG”) and seven other wallboard manufacturers were named as defendants in a purported class action complaint filed in the United States District Court for the Northern District of Illinois by Sierra Drywall Systems, Inc., on behalf of itself and others similarly situated. The complaint alleges, among other things, that the defendants unlawfully conspired to fix the price for gypsum wallboard sold in the United States through price increases for the years 2012 and 2013 and the elimination of job quotes.

USG believes that the suit is without merit. USG denies that it participated in any alleged conspiracy or has engaged in unlawful conduct, and believes that its pricing decisions were, and continue to be, made and implemented in full compliance with the law. USG intends to vigorously defend its actions in the court proceeding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: December 17, 2012	By:	/s/ Stanley L. Ferguson
Stanley L. Ferguson,
Executive Vice President
and General Counsel